Exhibit 23.1

DAVIS ACCOUNTING GROUP, P.C.
A Certified Public Accounting Firm
1957 West Royal Hunte Drive, Suite 150, Cedar City, Utah 84720
(435) 865-2808 • FAX (435) 865-2821

Mr. Ronen Luzon, Director and President
RFI Technologies, Inc.
17 Hamizpe Street
Shoham 60850, Israel

Dear Mr. Luzon,

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation in the Registration Statement of RFI Technologies, Inc. on Form S-1 of our report on the financial statements of the Company as its registered independent auditors dated September 11, 2008, as of and for the period ended August 31, 2008. We further consent to the reference to us in the section on Experts.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
September 18, 2008.